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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2002, except for Notes 12 and 14, as to which the date is April 4, 2002, relating to the financial statements, which appears in Blyth, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2002. We also consent to the incorporation by reference of our report dated March 12, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

                                        /s/PricewaterhouseCoopers LLP



Stamford, Connecticut
June 25, 2002